EXHIBIT 99.1

GrafTech Reports First Quarter 2022 Results

Solid Execution and Favorable Industry Demand Trends Drive Strong Results

BROOKLYN HEIGHTS, Ohio - May 6, 2022 - GrafTech International Ltd. (NYSE: EAF) ("GrafTech" or the "Company") today announced financial results for the quarter ended March 31, 2022.
First Quarter 2022 Highlights
•Net income of $124 million, or $0.47 per share, and adjusted earnings per share(1)(2) of $0.48
•Adjusted EBITDA(1) of $170 million, for a 46% adjusted EBITDA margin(3)
•Sales volume of 43 thousand metric tons ("MT") increased 16% compared to the first quarter of 2021
•Production volume of 46 thousand MT increased 28% compared to the first quarter of 2021
•Generated cash flow from operating activities of $146 million, a 20% increase compared to the first quarter of 2021
•Strengthened the balance sheet further by reducing debt by $70 million
•Repurchased an aggregate of $30 million of our common stock
CEO Comments
"We are pleased with our first quarter performance as we continue to execute and deliver strong financial results while navigating a challenging operating environment," said David Rintoul, Chief Executive Officer and President. “Pricing trends continued to improve in the first quarter of 2022, following a strong finish to 2021. Our average non-LTA graphite electrode price was just over $6,000 per metric ton, consistent with our expectations, and up 19% sequentially from the fourth quarter. We also experienced strong year-over-year improvement in sales volume, production volume and capacity utilization."
“Maintaining a strong capital structure continues to be a priority for GrafTech. During the first quarter, we generated robust cash flow and reduced our debt by $70 million, further strengthening our balance sheet. At the same time, we returned $30 million to our stockholders through the repurchase of common stock."
"We are proud of the continued progress we are making with our sustainability efforts across the organization. These include capital projects to improve our environmental footprint and the establishment of key environmental goals, which includes targeting a meaningful reduction in greenhouse gas emissions. Electric arc furnaces play a

EXHIBIT 99.1
critical role in helping the steel industry reduce its impact on the environment and our sustainability initiatives will further strengthen our ability to support the decarbonization of steel production."
First Quarter 2022 Financial Performance

(dollars in thousands, except per share amounts)

	Q1 2022	Q4 2021	Q1 2021
Net sales	$366,245	$363,293	$304,397
Net income	$124,183	$141,480	$98,799
Earnings per share (EPS)(2)	$0.47	$0.54	$0.37
Cash flow from operating activities	$146,316	$100,029	$122,425

Adjusted net income(1)	$125,920	$131,180	$99,880
Adjusted EPS(1)(2)	$0.48	$0.50	$0.37
Adjusted EBITDA(1)	$169,600	$182,817	$155,045
Adjusted free cash flow(4)	$129,904	$86,857	$108,251

Net sales for the first quarter of 2022 were $366 million, an increase of 20% compared to $304 million in the first quarter of 2021, reflecting higher sales volume and improved pricing.
Net income for the first quarter of 2022 was $124 million, or $0.47 per share, compared to $99 million, or $0.37 per share, in the first quarter of 2021. Adjusted EBITDA(1) was $170 million in the first quarter of 2022, an increase of 9% compared to the same period of 2021, and adjusted EBITDA margin(3) was 46%.
In the first quarter of 2022, cash flow from operating activities was $146 million and adjusted free cash flow(4) was $130 million, with both measures increasing 20% compared to the same period of 2021. For the first quarter of 2022, 77% of adjusted EBITDA(1) was converted to adjusted free cash flow(5).

Operational and Commercial Update

Key operating metrics

(in thousands, except percentages)	Q1 2022	Q4 2021	Q1 2021
Sales volume (MT)(6)	43	44	37
Production volume (MT)(7)	46	46	36
Total production capacity (MT)(8)(9)	58	59	58
Total capacity utilization(9)(10)	79%	78%	62%
Production capacity excluding St. Marys (MT)(8)(11)	51	52	51
Capacity utilization excluding St. Marys(10)(11)	90%	88%	71%

EXHIBIT 99.1
GrafTech reported solid sales volume of 43 thousand MT in the first quarter of 2022, an increase of 16% compared to the first quarter of 2021, consisting of 25 thousand MT of volume derived from our take-or-pay agreements that had initial terms of three-to-five years ("LTA") and 18 thousand MT of non-LTA volume.
For the first quarter of 2022, the average realized price for our LTA volume was nearly $9,600 per MT. For our non-LTA volume, the average realized price for graphite electrodes delivered and recognized in revenue in the first quarter of 2022 was just over $6,000 per MT, an increase of over 19% compared to the average non-LTA price for the fourth quarter of 2021.
Production volume increased to 46 thousand MT in the first quarter of 2022, a 28% increase compared to the first quarter of 2021.
Globally, steel market capacity utilization rates continue to be strong:

	Q1 2022	Q4 2021	Q1 2021
Global (ex-China) capacity utilization rate(12)	72%	75%	73%
U.S. steel market capacity utilization rate(13)	81%	83%	77%

The estimated shipments of graphite electrodes under LTAs for 2022 through 2024 have been updated as follows:

	2022	2023 through 2024
Estimated LTA volume (in thousands of MT)	90-100	40-50
Estimated LTA revenue (in millions)	$860-$960	$400-$500(14)
As it relates to the conflict between Ukraine and Russia, we have provided force majeure notices with respect to certain LTAs serving customers in Russia.
Capital Structure and Capital Allocation
As of March 31, 2022, GrafTech had cash and cash equivalents of $85 million and total debt of approximately $961 million. We continue to make progress in reducing our long-term debt, repaying $70 million in the first quarter of 2022. In addition, during the first quarter of 2022, we repurchased 3.0 million shares of our common stock at an average price of $9.88 per share for an aggregate of $30 million.
We continue to expect full-year capital expenditures to be in the range of $70 to $80 million in 2022.
Outlook
While the near-term operating environment remains dynamic, the overall fundamentals in the steel industry are strong. Given solid steel market capacity utilization rates, particularly in North America, and industry efforts to decarbonize, we believe that demand for graphite electrodes will continue to increase.

EXHIBIT 99.1
We also anticipate the demand for petroleum needle coke, a key raw material used to produce graphite electrodes, will continue to expand rapidly given its use in lithium-ion batteries for the fast-growing electric vehicle market. As such, our ability to deliver high-quality graphite electrodes to our customers, while capitalizing on our low-cost structure and our substantial vertical integration into petroleum needle coke, provides us a sustainable competitive advantage. For these reasons, we believe GrafTech is well-positioned to benefit from these positive industry trends as we progress through 2022 and beyond.
Conference Call Information
In connection with this earnings release, you are invited to listen to our earnings call being held on May 6, 2022 at 10:00 a.m. (EDT). The webcast and accompanying slide presentation will be available on our investor relations website at: http://ir.graftech.com. The earnings call dial-in number is +1 (833) 968-2275 toll-free in the U.S. and Canada or +1 (236) 714-2979 for overseas calls, conference ID: 8073706. Archived replays of the conference call and webcast will be made available on our investor relations website at: http://ir.graftech.com. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission ("SEC") and other information available at: www.graftech.com. The information on our website is not part of this release or any report we file or furnish to the SEC.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, including three of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, a key raw material for graphite electrode manufacturing. This unique position provides competitive advantages in product quality and cost.
________________________

(1)     A non-GAAP financial measure, see below for more information and a reconciliation of EBITDA, adjusted EBITDA and adjusted net income to net income, and adjusted EPS to EPS, the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").
(2)    Earnings per share represents diluted earnings per share. Adjusted earnings per share represents diluted adjusted earnings per share.
(3)     Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales (Q1 2022 adjusted EBITDA of $170 million/Q1 2022 net sales of $366 million).
(4)     A non-GAAP financial measure, see below for more information and a reconciliation of adjusted free cash flow and free cash flow to cash flow from operating activities, the most directly comparable financial measure calculated and presented in accordance with GAAP.
(5)     Adjusted free cash flow conversion is calculated as adjusted free cash flow divided by adjusted EBITDA (Q1 2022 adjusted free cash flow of $130 million/Q1 2022 adjusted EBITDA of $170 million).
(6)     Sales volume reflects only graphite electrodes manufactured by us.
(7)     Production volume reflects graphite electrodes we produced during the period.
(8)     Production capacity reflects expected maximum production volume during the period depending on product mix and expected maintenance outage. Actual production may vary.

EXHIBIT 99.1
(9)     Includes graphite electrode facilities in Calais, France; Monterrey, Mexico; Pamplona, Spain; and St. Marys, Pennsylvania.
(10)     Capacity utilization reflects production volume as a percentage of production capacity.
(11) In the first quarter of 2018, our St. Marys, Pennsylvania facility began graphitizing a limited number of electrodes sourced from our Monterrey, Mexico facility.
(12)     Source: World Steel Association, Metal Expert, Organisation for Economic Co-operation and Development and GrafTech analysis.
(13)     Source: American Iron and Steel Institute.
(14) Includes expected termination fees from a few customers that have failed to meet certain obligations under their LTAs.

Cautionary Note Regarding Forward-Looking Statements

This press release and related discussions may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, and future economic performance. Examples of forward-looking statements include, among others, statements we make regarding future estimated revenues and volumes derived from our take-or-pay agreements that had initial terms of three-to-five years ("LTA"), future pricing of short-term agreements and spot sales ("Non-LTA"), anticipated levels of capital expenditures, and guidance relating to earnings per share and adjusted EBITDA. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: the ultimate impact the COVID-19 pandemic has on our business, results of operations, financial condition and cash flows, including the duration and spread of any variants, the duration and scope of related government orders and restrictions, the impact on our employees, and the disruptions and inefficiencies in our supply chain; the ultimate impact the conflict between Russia and Ukraine has on our business, results of operations, financial condition and cash flows, including the duration and scope of such conflict, its impact on disruptions and inefficiencies in our supply chain and our ability to procure certain raw materials; the possibility that we may be unable to implement our business strategies, including our ability to secure and maintain longer-term customer contracts, in an effective manner; the cyclical nature of our business and the selling prices of our products, which may decline in the future, may lead to periods of reduced profitability and net losses in the future;

EXHIBIT 99.1
the impact of inflation and our ability to mitigate the effect on our costs; the risks and uncertainties associated with litigation, arbitration, and like disputes, including disputes related to contractual commitments; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; our dependence on the global steel industry generally and the electric arc furnace steel industry in particular; the sensitivity of our business and operating results to economic conditions and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all; the competitiveness of the graphite electrode industry; our dependence on the supply of raw materials, including decant oil, petroleum needle coke, and energy, and disruptions in supply chains for these materials; our manufacturing operations are subject to hazards; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as the COVID-19 pandemic, political crises or other catastrophic events; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the sensitivity of goodwill on our balance sheet to changes in the market; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; our dependence on protecting our intellectual property and the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; the fact that borrowings under certain of our existing financing agreements subject us to interest rate risk; the possibility that disruptions in the capital and credit markets could adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers; the possibility that the market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets, including by Brookfield Asset Management Inc. and its affiliates ("Brookfield"); the possibility that we may not pay cash dividends on our common stock in the future; and the fact that our stockholders have the right to engage or invest in the same or similar businesses as us.
These factors should not be construed as exhaustive and should be read in conjunction with the Risk Factors and other cautionary statements that are included in our most recent Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EXHIBIT 99.1
Non‑GAAP Financial Measures
In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow, and adjusted free cash flow conversion are non-GAAP financial measures.

We define EBITDA, a non‑GAAP financial measure, as net income or loss plus interest expense, minus interest income, plus income taxes and depreciation and amortization. We define adjusted EBITDA as EBITDA plus any pension and other post-employment benefit ("OPEB") plan expenses, adjustments for public offerings and related expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar, stock-based compensation expense, non-cash fixed asset write-offs, related party payable - Tax Receivable Agreement adjustments and value-added tax credit gains in Brazil. Adjusted EBITDA is the primary metric used by our management and our Board of Directors to establish budgets and operational goals for managing our business and evaluating our performance.

We monitor adjusted EBITDA as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. Adjusted EBITDA margin is also a non-GAAP financial measure used by our management and our Board of Directors as supplemental information to assess the Company’s operational performance and is calculated as adjusted EBITDA divided by net sales. In addition, we believe adjusted EBITDA, adjusted EBITDA margin and similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities. We also monitor the ratio of total debt to trailing twelve month adjusted EBITDA, because we believe it is a useful and widely used way to assess our leverage.

Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments, including any capital expenditure requirements to augment or replace our capital assets;
•adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•adjusted EBITDA does not reflect expenses relating to our pension and OPEB plans;

EXHIBIT 99.1
•adjusted EBITDA does not reflect the non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar;
•adjusted EBITDA does not reflect public offerings and related expenses;
•adjusted EBITDA does not reflect related party payable - Tax Receivable Agreement adjustments;
•adjusted EBITDA does not reflect stock-based compensation expense or the non‑cash write‑off of fixed assets;
•adjusted EBITDA does not reflect gains on a value-added tax matter in Brazil; and
•other companies, including companies in our industry, may calculate EBITDA, adjusted EBITDA and adjusted EBITDA margin differently, which reduces its usefulness as a comparative measure.

We define adjusted net income, a non‑GAAP financial measure, as net income or loss, excluding the items used to calculate adjusted EBITDA, less the tax effect of those adjustments. We define adjusted EPS, a non‑GAAP financial measure, as adjusted net income divided by the weighted average diluted common shares outstanding during the period. We believe adjusted net income and adjusted EPS are useful to present to investors because we believe that they assist investors’ understanding of the underlying operational profitability of the Company.

Free cash flow and adjusted free cash flow, non-GAAP financial measures, are metrics used by our management and our Board of Directors to analyze cash flows generated from operations. We define free cash flow as net cash provided by operating activities less capital expenditures. We define adjusted free cash flow as free cash flow adjusted by payments of the Change in Control charges that were triggered as a result of the ownership of our largest stockholder falling below 30% of our total outstanding shares. We believe these free cash flow metrics are useful to present to investors because we believe that they facilitate comparison of the Company’s performance with its competitors. Adjusted free cash flow conversion is also a non-GAAP financial measure used by our management and our Board of Directors as supplemental information to evaluate the Company’s ability to convert earnings from our operational performance to cash. We calculate adjusted free cash flow conversion as adjusted free cash flow divided by adjusted EBITDA. For purposes of this section, a "Change in Control" occurred when Brookfield and any affiliates thereof ceased to own stock of the Company that constitutes at least thirty percent (30%) or thirty-five percent (35%), as applicable, of the total fair market value or total voting power of the stock of the Company.

In evaluating EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow and adjusted free cash flow conversion, you should be aware that in the future, we will incur expenses similar to the adjustments in the reconciliations presented below. Our presentations of EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow and adjusted free cash flow conversion should not be construed as suggesting that our future results will be unaffected by these expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow,

EXHIBIT 99.1
adjusted free cash flow and adjusted free cash flow conversion alongside other measures of financial performance and liquidity, including our net income, EPS and cash flow from operating activities, respectively, and other GAAP measures.

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	As of March 31, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$85,053	$57,514
Accounts and notes receivable, net of allowance for doubtful accounts of $8,018 as of December 31, 2022 and $6,835 as of December 31, 2021	213,280	207,547
Inventories	318,058	289,432
Prepaid expenses and other current assets	86,538	73,364
Total current assets	702,929	627,857
Property, plant and equipment	819,163	815,298
Less: accumulated depreciation	323,801	313,825
Net property, plant and equipment	495,362	501,473
Deferred income taxes	23,464	26,187
Goodwill	171,117	171,117
Other assets	90,932	85,684
Total assets	$1,483,804	$1,412,318
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$123,381	$117,112
Short-term debt	125	127
Accrued income and other taxes	42,029	57,097
Other accrued liabilities	97,456	56,405
Related party payable - Tax Receivable Agreement	4,481	3,828
Total current liabilities	267,472	234,569

Long-term debt	961,324	1,029,561
Other long-term obligations	66,296	68,657
Deferred income taxes	42,334	40,674
Related party payable - Tax Receivable Agreement long-term	10,973	15,455
Stockholders’ equity:
Preferred stock, par value $0.01, 300,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01, 3,000,000,000 shares authorized, 260,222,585 and 263,255,708 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2,602	2,633
Additional paid-in capital	753,509	761,412
Accumulated other comprehensive income (loss)	12,541	(7,444)
Accumulated deficit	(633,247)	(733,199)
Total stockholders’ equity	135,405	23,402

Total liabilities and stockholders’ equity	$1,483,804	$1,412,318

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2022	2021

Net sales	$366,245	$304,397
Cost of sales	191,214	146,396
Gross profit	175,031	158,001
Research and development	880	969
Selling and administrative expenses	21,254	20,153
Operating income	152,897	136,879

Other income, net	(197)	(307)
Interest expense	9,212	22,167
Interest income	(98)	(37)
Income before provision for income taxes	143,980	115,056
Provision for income taxes	19,797	16,257
Net income	$124,183	$98,799

Basic income per common share:
Net income per share	$0.47	$0.37
Weighted average common shares outstanding	262,592,029	267,318,860
Diluted income per common share:
Net income per share	$0.47	$0.37
Weighted average common shares outstanding	262,657,799	267,465,319

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Cash flow from operating activities:
Net income	$124,183	$98,799
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	14,434	16,539
Deferred income tax provision	1,395	(2,840)
Non-cash stock-based compensation expense	465	767
Non-cash interest expense	(2,146)	5,309
Other adjustments	403	1,582
Net change in working capital*	12,590	25,187
Change in related party Tax Receivable Agreement	(3,828)	(21,752)
Change in long-term assets and liabilities	(1,180)	(1,166)
Net cash provided by operating activities	146,316	122,425
Cash flow from investing activities:
Capital expenditures	(16,855)	(14,174)
Proceeds from the sale of fixed assets	73	151
Net cash used in investing activities	(16,782)	(14,023)
Cash flow from financing activities:
Debt issuance and modification costs	—	(2,971)
Principal payments on long-term debt	(70,000)	(150,000)
Repurchase of common stock - non-related party	(30,000)	—
Payments for taxes related to net share settlement of equity awards	(230)	(273)
Proceeds from exercise of stock options	225	—
Dividends paid to non-related party	(1,985)	(1,394)
Dividends paid to related party	(640)	(1,277)
Interest rate swap settlements	(887)	(847)
Net cash used in financing activities	(103,517)	(156,762)
Net change in cash and cash equivalents	26,017	(48,360)
Effect of exchange rate changes on cash and cash equivalents	1,522	(636)
Cash and cash equivalents at beginning of period	57,514	145,442
Cash and cash equivalents at end of period	$85,053	$96,446

* Net change in working capital due to changes in the following components:
Accounts and notes receivable, net	$(1,221)	$(16,643)
Inventories	(24,215)	11,648
Prepaid expenses and other current assets	(5,298)	(1,510)
Income taxes payable	(19,419)	(18,368)
Accounts payable and accruals	56,958	44,333
Interest payable	5,785	5,727
Net change in working capital	$12,590	$25,187

EXHIBIT 99.1
NON-GAAP RECONCILIATION
(Dollars in thousands, except per share data)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation of Net Income to Adjusted Net Income

	Q1 2022	Q4 2021	Q1 2021

Net income	$124,183	$141,480	$98,799

Diluted income per common share:
Net income per share	$0.47	$0.54	$0.37
Weighted average shares outstanding	262,657,799	263,516,311	267,465,319

Adjustments, pre-tax:
Pension and OPEB plan expenses (benefits)(1)	551	(3,840)	431
Public offerings and related expenses(2)	—	—	422
Non-cash losses (gains) on foreign currency remeasurement(3)	1,236	(484)	(348)
Stock-based compensation expense(4)	465	337	768
Non-cash fixed asset write-off (5)	—	2,884	—
Related party payable - Tax Receivable Agreement adjustment(6)	(180)	184	47
Brazil value-added tax credit(7)	—	(11,511)	—
Total non-GAAP adjustments pre-tax	2,072	(12,430)	1,320
Income tax impact on non-GAAP adjustments(8)	335	(2,130)	239
Adjusted net income	$125,920	$131,180	$99,880
(1)Net periodic benefit cost (credit) for our pension and OPEB plans, including a mark-to-market (gain) loss, representing actuarial gains and losses that result from the remeasurement of plan assets and obligations due to changes in assumptions or experience. We recognize in earnings the actuarial gains and losses in connection with the annual remeasurement in the fourth quarter of each year.
(2)Legal, accounting, printing and registration fees associated with the public offerings and related expenses.
(3)Non-cash (gains) losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash fixed asset write-off recorded for obsolete assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)Gain from the settlement of a value-added tax matter in Brazil.
(8)The tax impact on the non-GAAP adjustments is affected by their tax deductibility and the applicable jurisdictional tax rates.

EXHIBIT 99.1
NON-GAAP RECONCILIATION

The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation of EPS to Adjusted EPS

	Q1 2022	Q4 2021	Q1 2021

EPS	$0.47	$0.54	$0.37
Adjustments per share:
Pension and OPEB plan expenses (benefits)(1)	—	(0.02)	—
Public offerings and related expenses(2)	—	—	—
Non-cash losses (gains) on foreign currency remeasurement(3)	0.01	—	—
Stock-based compensation expense(4)	—	—	—
Non-cash fixed asset write-off (5)	—	0.01	—
Related party payable - Tax Receivable Agreement adjustment(6)	—	—	—
Brazil value-added tax credit(7)	—	(0.04)	—
Total non-GAAP adjustments pre-tax per share	0.01	(0.05)	—
Income tax impact on non-GAAP adjustments per share(8)	—	(0.01)	—
Adjusted EPS	$0.48	$0.50	$0.37
(1)Net periodic benefit cost (credit) for our pension and OPEB plans, including a mark-to-market (gain) loss, representing actuarial gains and losses that result from the remeasurement of plan assets and obligations due to changes in assumptions or experience. We recognize in earnings the actuarial gains and losses in connection with the annual remeasurement in the fourth quarter of each year.
(2)Legal, accounting, printing and registration fees associated with the public offerings and related expenses.
(3)Non-cash (gains) losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash fixed asset write-off recorded for obsolete assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)Gain from the settlement of a value-added tax matter in Brazil.
(8)The tax impact on the non-GAAP adjustments is affected by their tax deductibility and the applicable jurisdictional tax rates.

EXHIBIT 99.1
NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation of Net Income to Adjusted EBITDA

	Q1 2022	Q4 2021	Q1 2021

Net income	$124,183	$141,480	$98,799
Add:
Depreciation and amortization	14,434	17,301	16,539
Interest expense	9,212	14,551	22,167
Interest income	(98)	(219)	(37)
Income taxes	19,797	22,134	16,257
EBITDA	167,528	195,247	153,725
Adjustments:
Pension and OPEB plan expenses (benefits)(1)	551	(3,840)	431
Public offerings and related expenses(2)	—	—	422
Non-cash losses (gains) on foreign currency remeasurement(3)	1,236	(484)	(348)
Stock-based compensation expense(4)	465	337	768
Non-cash fixed asset write-off (5)	—	2,884	—
Related party payable - Tax Receivable Agreement adjustment(6)	(180)	184	47
Brazil value-added tax credit(7)	—	(11,511)	—
Adjusted EBITDA	$169,600	$182,817	$155,045

(1)Net periodic benefit cost (credit) for our pension and OPEB plans, including a mark-to-market (gain) loss, representing actuarial gains and losses that result from the remeasurement of plan assets and obligations due to changes in assumptions or experience. We recognize in earnings the actuarial gains and losses in connection with the annual remeasurement in the fourth quarter of each year.
(2)Legal, accounting, printing and registration fees associated with the public offerings and related expenses.
(3)Non-cash (gains) losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash fixed asset write-off recorded for obsolete assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)Gain from the settlement of a value-added tax matter in Brazil.

EXHIBIT 99.1
NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

	Q1 2022	Q4 2021	Q1 2021

Net cash provided by operating activities	$146,316	$100,029	$122,425
Capital expenditures	(16,855)	(17,831)	(14,174)
Free cash flow	129,461	82,198	108,251

Change in control payment(1)	443	4,659	—
Adjusted free cash flow	$129,904	$86,857	$108,251

(1)In the second quarter of 2021, we incurred pre-tax Change in Control charges of $88 million as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our total shares outstanding. Of the $88 million in pre-tax Change in Control charges, $73 million are cash and $15 million are non-cash. An aggregate of $72 million of the cash charges have been paid through the first quarter of 2022 and an additional $1 million will be paid in subsequent quarters, as a result of the timing of related payroll tax payments.

Contact:
Michael Dillon
216-676-2000
investor.relations@graftech.com